UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2013

General Agriculture Corporation

(Exact name of registrant as specified in charter)

333-174874 (Commission File Number)	Delaware (State or other jurisdiction of incorporation)	35-2379917 (IRS Employer Identification No.)

Room 801, Plaza B, Yonghe Building,

No.28 AnDingMen East Street,

Dongcheng District,

Beijing, China.

Postal Code: 100007

(Address of principal executive offices and zip code)

Phone: 86-10-64097316

Fax: 86-10-64097026

(Registrant’s telephone number including area code)

Geltology Inc.

(Former name or former address, if different from the last filing)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2013, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Second Charter Amendment”). Pursuant to the Second Charter Amendment, the Company’s Charter was amended to change the name of the Company from Geltology Inc. to General Agriculture Corporation.

The foregoing description is qualified in its entirety by reference to the Second Charter Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

Item 8.01.	Other Events.

On July 12, 2013, the Company effected the 8 for 1 reverse split of the Company’s common stock as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2013. The ticker symbol of the Company's common stock “GELT” remains unchanged, except that a letter “D” has been attached to the end of it for approximately 20 trading days before it is removed.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to Certificate of Incorporation of General Agriculture Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Agriculture Corporation
Dated: July 15, 2013
	By:	/s/ Xingping Hou
Name: Xingping Hou
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.1	Amendment No. 2 to Certificate of Incorporation of General Agriculture Corporation.